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                                                                   Exhibit 99.01


                         CROMPTON & KNOWLES CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

For Special Meeting on Wednesday, September 1, 1999, at One Station Place,
              Metro Center, Stamford, Connecticut 06902, 9:00 A.M.

         The undersigned appoints VINCENT A. CALARCO, CHARLES J. MARSDEN, and JOHN T. FERGUSON II or any of them, with power of substitution, proxy and attorney for the undersigned to vote all shares of stock of Crompton & Knowles Corporation which the undersigned is entitled to vote at the Special Meeting of the Stockholders of said Corporation to be held on Wednesday, September 1, 1999, and any adjournments thereof, with all powers the undersigned would have if present, upon the proposals set forth on the reverse side and in their discretion on all matters properly coming before the meeting, including those described in the Notice and Joint Proxy Statement/Prospectus therefor, receipt of which is acknowledged.

     This Proxy will be voted as directed, or where no direction is given, will be voted "FOR" Proposals Nos. 1 and 2. The Board of Directors is not aware of other matters to come before the meeting.

CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE CROMPTON & KNOWLES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the Agreement and Plan of Reorganization, dated as of May 31, 1999, by and among Witco Corporation, a Delaware corporation, CK Witco Corporation (formerly known as Park Merger Co.), a Delaware corporation and wholly owned subsidiary of Crompton, and Crompton, and the completion of the transactions contemplated by the merger agreement, which will also constitute approval of an amendment to Crompton's 1998 Long Term Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder.

   FOR          AGAINST          ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the Crompton special meeting.

   FOR          AGAINST          ABSTAIN


PROXY

PLEASE MARK YOUR VOTES    or X

Dated:                                    , 1999

SIGNATURE(S) OF STOCKHOLDER(S)

Note: Signature should agree with name stenciled hereon. When signing as executor, administrator, trustee, or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.